                                 EXHIBIT (c)(i)


                        Consolidated Financial Statements

REPORT OF THE AUDITOR-GENERAL OF QUEENSLAND

The books, accounts and financial records relating to the Public Accounts of Queensland prepared by the State Treasury Department, for the years 1989-90 through 2002-2003 inclusive and Queensland Treasury Corporation for the years 1989-90 through 2002-2003 inclusive have been audited in accordance with recognised professional Australian Auditing Standards and practices and the relevant provisions of the Financial Administration and Audit Act 1977 (Queensland legislation governing State financial administration and practice).

Audit Certificates were subsequently provided to the Legislative Assembly of Queensland that, inter alia, all explanations and information required had been obtained in respect of these audits and that, in the opinion of the Auditor General, the various financial statements had been properly drawn up so as to present a true and fair view of transactions for the financial years concerned and the position of the accounts at the close of the respective years. There were no material audit qualifications to these accounts for any of the periods referred to with the exception of the Queensland Treasury Corporation financial statements for the periods 1 July 1989 to 30 June 1990 and 1 July 1990 to 30 June 1991. These qualifications related to the validity of specific significant assumptions and the outcome of certain litigation which, having been resolved, did not materially impact upon the accounts of Queensland Treasury Corporation for the subsequent years and accordingly an unqualified opinion was given in respect of these subsequent years.

In relation to the Operating Statement, Statement of Cashflows and the Balance Sheet of the Queensland Treasury Corporation for the year ended 30 June 2001\2 set out in the Queensland Treasury Corporation Annual Report for 2001-2002, I hereby certify that these Statements are an accurate reproduction of the financial statements duly certified in accordance with paragraph two of this Report and, in my opinion, have been properly drawn up so as to show a true and fair view of the transactions of the Corporation for the periods shown and the financial position of the Corporation as at 30 June 2001 and 30 June 2002.

Dated November 13, 2003

L J SCANLAN
Auditor General of Queensland

                    [LOGO OF QUEENSLAND TREASURY CORPORATION]





                        Consolidated Financial Statements

                         For the Year Ended 30 June 2003


Contents                                                             Page

Statement of Financial Performance......................................1
Statement of Financial Position.........................................2
Statement of Cash Flows.................................................3
Notes to and Forming Part of the Financial Statements...................4
Certificate of the Queensland Treasury Corporation.....................37
Certificate of the Auditor-General of Queensland.......................38

Statement of Financial Performance
For the Year Ended 30 June 2003

                                                                                              2003              2002
                                                                     Note                $     000         $     000
--------------------------------------------------------------------------------------------------------------------
Revenue from Ordinary Activities
Interest Income                                                          2               2 364 228         1 478 608
Fees - management                                                        3                  24 318            21 970
  - professional                                                                               873               377
  - other                                                                                      405               514
Amortisation of cross border lease deferred income                                           7 234             7 192
Cross border lease advisory fee                                                                  -             2 671
Transfer from provision for basis risk                                  1(h)                11 000                 -
Write back of provisions - co-operative housing societies                                      702               889
Write back of sales tax                                                                          -               844
Gain on sale of property, plant and equipment                                                    -                43
Other income                                                                                   101                34
                                                                                     -------------------------------
Total Revenue from Ordinary Activities                                                   2 408 861         1 513 142
                                                                                     -------------------------------
Expenses from Ordinary Activities
Interest Expense                                                         2               2 323 650         1 444 543
Administration expenses                                                  4                  24 555            23 716
Transfer to provision for basis risk                                                             -             2 000
Realised loan losses co-operative housing societies                                            513               273
Loss on sale of property, plant and equipment                                                   45                 -
                                                                                     -------------------------------
Total Expenses from Ordinary Activities                                                  2 348 763         1 470 532
                                                                                     -------------------------------
Operating surplus from ordinary activities before payment in lieu
 of income tax                                                                              60 098            42 610
Payment in lieu of income tax                                            6                  13 176            13 694
                                                                                     -------------------------------
Operating surplus from ordinary activities after payment in lieu
 of income tax                                                                              46 922            28 916
                                                                                     -------------------------------
Total changes in equity other than those resulting from
 transactions with owners as owners                                                         46 922            28 916
Retained surplus at the beginning of the financial year                                    150 479           122 217
                                                                                     -------------------------------
Total available for appropriation                                                          197 401           151 133

Distribution to Consolidated Fund                                                         (33 000)                 -
Aggregate of amounts transferred to reserves                             18                (7 250)             (654)
                                                                                     -------------------------------
Retained surplus at the end of the financial year                                          157 151           150 479
                                                                                     -------------------------------


The accompanying notes form part of these financial statements.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      1

Statement of Financial Position
As at 30 June 2003

                                                                2003               2002
                                        Note                $    000          $     000
---------------------------------------------------------------------------------------
Assets
Cash assets                                 7                     82                 47
Other financial assets                      8              7 119 399          7 580 571
Receivables                                 9                 35 842             33 250
Prepayments                                                      378                342
Onlendings                                  10            19 670 526         18 419 899
Property, plant and equipment               13                36 740              3 278
Tax assets                                  6                  3 344              1 752
                                                         ------------------------------
Total Assets                                              26 866 311         26 039 139
                                                         ------------------------------
Liabilities
Deposits                                    14             4 194 787          3 580 594
Payables                                    15               225 600            175 444
Interest bearing liabilites                 16            22 219 443         22 025 716
Tax liabilities                             6                 15 188             49 420
Provisions                                  17                 2 663             13 161
Other                                                             64                160
                                                         ------------------------------
Total Liabilities                                         26 657 745         25 844 495
                                                         ------------------------------
Net Assets                                                   208 566            194 644
                                                         ------------------------------

Equity
Reserves                                    18                51 415             44 165
Retained surplus                                             157 151            150 479
                                                         ------------------------------
Total Equity                                                 208 566            194 644
                                                         ------------------------------


The accompanying notes form part of these financial statements.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      2

Statement of Cash Flows
For the Year Ended 30 June 2003

                                                                                    2003                2002
                                                                Note             $   000           $     000
------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Interest income           - onlendings                                         1 703 087             992 029
Investment income         - financial assets                                     429 932             458 139
                          - other                                                  1 463                 970
Fees                      - management                                            24 113              21 874
                          - professsional                                            307                  73
                          - arrangement                                             (95)              15 902
                          - other                                                    396               1 219
GST paid to suppliers                                                            (5 726)             (4 199)
GST refunds from ATO                                                               5 116               4 740
GST paid to ATO                                                                  (3 894)            (10 145)
GST received from customers                                                        3 785               8 992
Interest from interest bearing liabilities                                   (1 484 557)         (1 087 893)
Income distributions to depositors                                             (166 808)           (149 807)
Administration expenses                                                         (22 338)            (19 294)
Payment in lieu of income tax                                                   (49 000)                   -
                                                                          ----------------------------------
Net Cash Inflow (Outflow) from Operating Activities              19              435 781             232 600
                                                                          ----------------------------------
Cash Flows from Investing Activities
Proceeds from sale of other financial assets                                  35 343 231          32 323 649
Proceeds from operating rights                                                         -              38 668
Proceeds from sale of property, plant and equipment                                  203                 240
Payments for other financial assets                                         (34 778 251)        (32 522 975)
Net onlendings                                                               (1 125 854)           (981 069)
Payments for property, plant and equipment                                      (30 080)             (2 922)
                                                                          ----------------------------------
Net Cash Inflow (Outflow) from Investing Activities                            (590 751)         (1 144 409)
                                                                          ----------------------------------
Cash Flows from Financing Activities
Proceeds from interest bearing liabilities                                    31 195 767          33 932 561
Net deposits                                                                     614 475           1 345 798
Fees collected on behalf of Consolidated Fund                                         14                (87)
Repayment of interest bearing liabilities                                   (31 655 251)        (34 317 008)
Distribution to Consolidated Fund                                                      -            (50 000)
                                                                          ----------------------------------
Net Cash Inflow (Outflow) from Financing Activities                              155 005             911 264
                                                                          ----------------------------------
Net Increase (Decrease) in Cash Held                                                  35               (545)
                                                                          ----------------------------------
Cash at the beginning of the year                                                     47                 592
                                                                          ----------------------------------
Cash at the End of the Year                                      7                    82                  47
                                                                          ----------------------------------


The accompanying notes form part of these financial statements.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      3

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003


                                    Contents

    Note                                                                                Page
   1.   Summary of Significant Accounting Policies........................................5
   2.   Interest Income and Interest Expense.............................................12
   3.   Management Fees..................................................................14
   4.   Administration Expenses..........................................................14
   5.   Average Financial Assets' and Liabilities' Balance and Related Interest..........15
   6.   Payment in Lieu of Income Tax....................................................17
   7.   Cash Assets......................................................................17
   8.   Other Financial Assets...........................................................18
   9.   Receivables......................................................................18
   10.  Onlendings.......................................................................19
   11.  Provisions for Impaired Loans....................................................19
   12.  Asset Quality....................................................................19
   13.  Property, Plant and Equipment....................................................20
   14.  Deposits.........................................................................21
   15.  Payables.........................................................................21
   16.  Interest Bearing Liabilities.....................................................22
   17.  Provisions.......................................................................23
   18.  Reserves.........................................................................23
   19.  Notes to the Statement of Cash Flows.............................................24
   20.  Financial Instruments and Risk Management........................................25
   21.  Maturity Analysis of Monetary Assets and Liabilities.............................30
   22.  Concentrations of Borrowings and Deposits........................................31
   23.  Contingent Liabilities...........................................................31
   24.  Commitments......................................................................32
   25.  Stock Lending....................................................................32
   26.  Investments in Controlled Entities...............................................32
   27.  Investments in Companies.........................................................33
   28.  Segment Information..............................................................33
   29.  Lending Facilities...............................................................34
   30.  Funding Facilities...............................................................34
   31.  Remuneration of Officers.........................................................34
   32.  Related Party Information........................................................35


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      4

Notes to and Forming Part of the Financial Statements For the year ended 30 June 2003 continued

1.       Summary of Significant Accounting Policies

The principal accounting policies adopted by Queensland Treasury Corporation
(QTC) are stated to assist in a general understanding of the accounts.

(a)      Basis of Accounts

QTC is constituted under the Queensland Treasury Corporation Act 1988 (the "Act") with the Under Treasurer designated as the corporation sole under section 5(2) of the Act.

The financial statements are a general purpose financial report that have been prepared in accordance with applicable Australian Accounting Standards, the Financial Management Standard 1997 issued pursuant to the Financial Administration and Audit Act 1977, and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

(b)      Principles of Consolidation

QTC in preparing these financial statements does not make the division between parent entity and consolidated entities. This is because QTC is a corporation sole and all transactions are performed through either controlled or associated entities or through delegated power given to the Capital Markets Board. As a consequence, the parent entity concept for financial reporting does not provide additional information.

The accounts comprise consolidated accounts of QTC and Sunshine Locos Pty. Limited.

All internal transactions and any profits/losses resulting from these transactions together with internal contra transactions are eliminated.

The cost method of accounting is used for all acquisitions of assets. Cost is determined as the fair value of the assets given up at the date of acquisition plus costs incidental to the acquisition.

(c)      Foreign Currency

Foreign currency transactions are initially translated into Australian dollars at the rate of exchange applying at the date of the transaction. At balance date, amounts payable to and by QTC in foreign currencies have been valued using current exchange rates after taking into account interest rates and accrued interest.

In relation to borrowings covered by swaps denominated in foreign currencies, both the loan and the underlying swap are valued at the relevant swap yield existing on balance date.

Where transactions involve forward foreign exchange, the amount payable or receivable under the forward exchange contract is also adjusted to reflect forward rates of exchange applicable at balance date.

Exchange gains/losses are brought to account in the Statement of Financial Performance.




--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      5

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

(d)      Financial Instruments

QTC's accounting policies, including the terms and conditions of financial assets and financial liabilities are listed below.

Other Financial Assets

Other financial assets are valued at market value at balance date. Unrealised gains or losses arising from this valuation policy are brought to account in the Statement of Financial Performance.

       Money market deposits are amounts of money lent to financial institutions from overnight to 7 days on which interest is paid to the lender at the end of the month.

       Discount securities are instruments which are purchased at a discount. Interest and principal on these securities are paid on maturity.

       Commonwealth and State securities are issued by the Commonwealth Government and the central financing authorities of each Australian State. The issuer contracts to pay the holder the face value of the security on maturity and a series of interest payments during the term to maturity.

       Floating rate notes have coupons which are paid at the end of each interest period. The interest rate is set at the start of each interest period at a margin based on a short term reference interest rate.

       Medium term notes are unsecured debt instruments which have either a fixed or floating coupon and a maturity tailored to meet the investor's requirements.

       Fixed interest deposits and letters of credit are amounts lent to institutions for set periods on which interest is paid to the lender based on a fixed rate.

       Other investments include other bonds and debentures and futures deposits. Other bonds and debentures are securities where the face value is paid on maturity and interest payments are paid during the term to maturity. Futures deposits vary daily based on the deposit required for the open positions. Interest is paid on these deposits.

Receivables

Receivables other than the cross border lease deferred benefit are recognised at cost. The deferred benefit represents the present value of the expected future benefit.

Onlendings

Onlendings with the exception of loans to cooperative housing societies are included in the Statement of Financial Position at their redemption value which is representative of market value. The majority of onlendings are made from debt pools. Each pool is designed to match a borrowing for a given term to maturity. Refer to note 1(g). Loans to cooperative housing societies are based on the balance of each housing society's loans to its members adjusted where necessary for a specific provision for impairment.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      6

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

(d)      Financial Instruments continued

Repurchase Agreements

Securities which are sold under agreements to repurchase remain as an investment whilst the obligation to repurchase is disclosed as a deposit (refer note 14).

Deposits

Deposits are accepted to either the Working Capital Facility (11AM Fund) or the Cash Fund for portfolio management. Income derived from the investment of these deposits accrues to depositors daily. The amount shown in the Statement of Financial Position represents the market value of deposits held at balance date.

Stock lending and repurchase agreement deposits are accepted at an agreed interest rate and are held as security for stock lent.

Payables

Payables are recognised as amounts to be paid in the future for goods and services received whether or not billed.

Interest Bearing Liabilities

Interest bearing liabilities are recorded at market value at balance date. Any unrealised gains and losses arising from changes in market value are taken to the Statement of Financial Performance.

       Treasury notes are short term discount securities where the principal and interest are paid on maturity.

       Australian bonds include QTC's domestic bonds and public bonds. Interest payments are made during the term of the bond and the face value is paid on maturity.

       Credit foncier loans are loans where principal amounts and interest are paid during the course of the loan with some having balloon payments on maturity.

       State Debt to the Commonwealth represents credit foncier loans made by the Commonwealth under Loan Council Agreements with the State. All loans have a floating interest rate.

       Commercial paper is a negotiable short term instrument in the form of a promissory note. The paper is issued at a discount and interest and principal are paid at maturity.

       Overseas bonds include global bonds and eurobonds. Interest payments are made during the term of the bonds and the face value is paid on maturity. Global bonds are Australian dollar denominated bonds issued overseas. A eurobond is any bond denominated in any currency issued outside the borrower's domestic market.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      7

Notes to and Forming Part of the Financial Statements For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

       Medium-term notes are unsecured debt instruments which have either a fixed or floating coupon and a maturity tailored to meet the investor's requirements.

       Private placements are discrete issues with interest paid during the term and the principal paid at maturity.

Derivatives

Derivatives are used to hedge either financial assets or liabilities and are recorded at market value at balance date. Gains and losses on derivatives are accounted for on the same basis as the underlying physical exposures being hedged. The market values of all derivatives are recorded as financial assets or financial liabilities in the Statement of Financial Position.

       Future contracts are agreements to buy or sell a standard quantity of a specific financial instrument at a future date at a price agreed at the outset between two parties. Futures are exchange traded.

       Forward rate agreements are agreements between two parties to set an interest rate for a specified future period that will apply to a notional amount.

       Forward exchange contracts are agreements between two parties to exchange the amount of one currency for an amount of another at a specific future date.

       Cross currency swaps are agreements which provide for the exchange of payments denominated in one currency for those denominated in another.

       Interest rate swaps are contracts in which two parties agree to make future exchanges of interest payments within the same currency. These payments are based on a common notional principal.

(e)      Net Fair Value

The carrying value of cash assets, receivables, onlendings, payables and deposits is their net fair value. With the exception of loans to cooperative housing societies, the net fair value of other financial assets and financial liabilities is the market value which has been derived utilising accepted financial market methodologies and using quoted market rates and exchange rates at balance date. The net fair value of loans to cooperative housing societies is described in note 1(d) under Onlendings.

(f)      Lease Arrangements

Lease payments on minor operating leases are charged as expenses in the period in which they are incurred. Incentives received on entering into operating leases are recognised as liabilities. Lease payments are allocated between rental expense and reduction of the liability.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      8

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

(g)      Debt Pooling Policy

Under the Debt Pool Agreements, QTC assumes debt service responsibility for loans issued in the name of participants and in turn each participant makes a quarterly debt service contribution based on the market value of their debt outstanding at the time of the agreement.

The quarterly contributions have been calculated to meet day to day interest costs of the debt pool and to extinguish the debt over an agreed period. Contributions may be varied following new loan advances or early repayment of redemption. Unrealised gains/losses in the value of debt pool liabilities each quarter are brought to account in the Statement of Financial Performance and as a decrease/increase in the asset Onlendings in the Statement of Financial Position.

(h)      Reserves

Change in Accounting Policy

In accordance with AASB 1044 `Provisions, Contingent Liabilities and Contingent Assets', which took effect from 1 July 2002, the provision for basis risk was transferred to a reserve. This resulted in a write back to Operating Surplus of $11 million in the current period.

The basis risk reserve has been created to provide for the probability of loss occurring due to QTC borrowings being in excess of its loans to clients. These loans are managed in either the Fixed Interest Funding Pool or Floating Rate Funding Pool. The excess borrowings are needed to enable QTC to manage debt pools and liquidity, and are hedged through the purchase of assets. Gains/losses may occur due to interest yields on borrowings not moving in exactly the same manner as interest yields on assets. Basis risk has been measured using the value at risk methodology. QTC is confident at 99% that the accumulated loss in the Fixed Interest Funding Pool over a 10 business day period will be no greater than the value of the reserve for the Fixed Interest Funding Pool. Further at 99% confidence, the accumulated loss in the Floating Rate Funding Pool over a 20 business day period will be no greater than the value of the reserve for the Floating Rate Funding Pool.

The remaining reserves are maintained for general purposes.

(i)      Interest Income and Interest Expense

The recognition of investment income and borrowing costs includes net realised gains/losses from the sale of investments (interest income) and the preredemption of borrowings (interest expense) together with the net unrealised gains/losses arising from holding investments and certain onlendings (interest income) and net unrealised gains/losses from borrowings (interest expense). These unrealised gains/losses are a result of revaluing to market daily.

(j)      Profits/Losses

Unless otherwise determined by the Governor in Council, the Queensland Treasury Corporation Act 1988 requires that all profits shall accrue to the benefit of Consolidated Fund and all losses shall be the responsibility of Consolidated Fund.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements      9

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

(k)      Income Recognition - Cross Border Leases

The portion of the cross border lease income received which is regarded as an advisory fee for the transaction is recognised on receipt. The balance of income received is deferred and amortised over the term of each lease.

(l)      Property, Plant and Equipment

Property, plant and equipment are included at cost and are depreciated on a straight line basis over their estimated useful lives commencing from the date of acquisition. The gain or loss on disposal of all non-current assets is determined as the difference between the written down value at the time of disposal and the proceeds on disposal, and is recognised in the Statement of Financial Performance.

(m)      Payment in Lieu of Income Tax

QTC is exempt from the payment of income tax under section 50-25 of the Income Tax Assessment Act 1997 (as amended).

QTC makes a payment in lieu of income tax to the Consolidated Fund. The calculation of the income tax liability is based on the income of certain activities controlled by the Capital Markets Board.

In calculating the payment in lieu of income tax expense, tax effect accounting principles are adopted for income received and expenses paid in relation to the management and administration of clients' borrowings and deposits as well as for advisory services and structured finance transactions. A payment in lieu of income tax expense in the Statement of Financial Performance is matched with the accounting profit after allowing for permanent differences. Income tax on net cumulative timing differences is set aside to the accounts, Provision for Deferred Income Tax and Future Income Tax Benefit at the rates which are expected to apply when the timing differences reverse. For all other QTC operations on which a payment in lieu of income tax is made, tax effect accounting principles are not applied.

QTC's subsidiaries are defined as state and territory bodies under section 24AO of the Income Tax Assessment Act 1936 and as a consequence are exempt from Commonwealth tax under section 24AM of this Act.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     10

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

1.     Summary of Significant Accounting Policies continued

(n)      Employee Entitlements

Sick Leave

No provision is made for sick leave entitlements as these entitlements are not vested and the sick leave taken during any financial year is not expected to exceed normal usage of sick leave credits.

Annual Leave and Long Service Leave

Amounts payable to employees for their pro-rata entitlement to recreation leave and long service leave are accrued annually based on entitlements at the end of the year. The entitlement is reported as a liability and is the amount unpaid at reporting date at current pay rates grossed up by a payroll on-cost factor.

(o)      Retirement Benefits

Contributions made by QTC to employee contributory superannuation funds (to provide benefits for employees and their dependants on retirement, disability or death) are charged to the Statement of Financial Performance. QTC is not responsible for any shortfalls.

(p)      Acquisitions of Assets

The cost method of accounting is used for all acquisitions of assets. Cost is determined as the fair value of the assets given up at the date of acquisition plus costs incidental to the acquisition.

(q)      Provisions for Impaired Loans

In recent years QTC has, at the direction of the Queensland Government, acquired loans provided to a number of cooperative housing societies at a cost equivalent to book value. At the time of acquisition, there were a number of non performing loans. Specific provisions have been made where full recovery of principal and interest are considered doubtful based on the net realisable value of the underlying security. Such loans are treated as impaired assets and categorised as non accrual loans as set out and explained in note 12.

(r)      Rounding

Amounts have been rounded to the nearest thousand dollars except for note 30 which is rounded to the nearest million dollars.

(s)      Comparative Figures

Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     11

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

2.       Interest Income and Interest Expense

                                                              Interest             Net            Net              Total
                                                                            unrealised       realised           Interest
                                                                             gain/loss      gain/loss
                                                               $   000         $   000        $   000           $    000
------------------------------------------------------------------------------------------------------------------------
Interest Income for the year ended 30 June 2003
Australia
Money market deposits                                           39 751               1              -             39 752
Discount securities                                            177 654             415             77            178 146
Commonwealth and State securities                              109 017          20 493        121 679            251 189
Floating rate notes                                             45 398             228              -             45 626
Fixed interest deposits and letters of credit                        -               -              -                  -
Other investments                                               10 787           4 989            391             16 167
Interest rate swaps                                            (8 085)           2 127              -            (5 958)
Forward rate agreements                                              -           1 346          5 989              7 335
Onlendings                                                   1 698 303         128 544              -          1 826 847
Operating rights                                                     -               -              -                  -

Overseas
Medium term notes                                                3 298         (2 059)           (95)              1 144
Floating rate notes                                              1 100            (32)              2              1 070
Cross currency swaps                                               409           2 409             92              2 910
                                                            ------------------------------------------------------------
                                                             2 077 632         158 461        128 135          2 364 228
                                                            ------------------------------------------------------------

Interest Expense for the year ended 30 June 2003

Australia
Deposits                                                       166 527               2              -            166 529
Treasury notes                                                  38 274              31              -             38 305
Bonds                                                          753 474         444 683        178 792          1 376 949
Floating rate notes                                             23 890              20              -             23 910
Credit foncier loans                                               535             249             10                794
State Debt to the Commonwealth                                   9 015               1              -              9 016
Interest rate swaps                                             26 625         (8 428)              -             18,197
Forward rate agreements                                              -             375          (581)              (206)
Futures                                                              -           (344)       (20 704)           (21 048)

Overseas
Commercial paper                                                30 505       (135 640)              -          (105 135)
Bonds                                                          339 992         212 384         51 662            604 038
Medium term notes                                               17 081           2 080          3 079             22 240
Private placement                                               12 492        (13 275)             48              (735)
Cross currency swaps                                               683          13 250              -             13 933
Forward exchange contracts                                        (13)       (111 410)        285 311            173 888

Other
Registration and Issue Costs                                     1 825               -              -              1 825
Commissions on Futures                                           1 150               -              -              1 150
                                                            ------------------------------------------------------------
                                                             1 422 055         403 978        497 617          2 323 650
                                                            ------------------------------------------------------------



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     12

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

2.       Interest Income and Interest Expense continued


                                                              Interest             Net            Net              Total
                                                                            unrealised       realised           Interest
                                                                             gain/loss      gain/loss
                                                               $   000         $   000        $   000           $    000
------------------------------------------------------------------------------------------------------------------------
Interest Income for the year ended 30 June 2002
Australia
Money market deposits                                           39 406               2              -            39 408
Discount securities                                            140 200           (322)            216           140 094
Commonwealth and State securities                              127 787          23 150        (1 500)           149 437
Floating rate notes                                             36 798           (348)              -            36 450
Fixed interest deposits and letters of credit                        4           (886)            890                 8
Other investments                                               13 229           1 795              -            15 024
Interest rate swaps                                            (3 452)             983              -           (2 469)
Forward rate agreements                                              -             228          (368)             (140)
Onlendings                                                     997 461          94 616              -         1 092 077
Operating rights                                                   547         (6 826)          8 522             2 243

Overseas
Medium term notes                                                5 751           (468)            361             5 644
Floating rate notes                                              4 048         (2 096)            338             2 290
Cross currency swaps                                             (381)             566        (1 643)           (1 458)
                                                           ------------------------------------------------------------
                                                             1 361 398         110 394          6 816         1 478 608
                                                           ------------------------------------------------------------
Interest Expense for the year ended 30 June 2002

Australia
Deposits                                                       149 257               7              -           149 264
Treasury notes                                                  47 295            (93)              -            47 202
Bonds                                                          612 366          18 951         85 721           717 038
Floating rate notes                                             22 509            (11)              -            22 498
Credit fonciers loans                                              638            (63)              -               575
State Debt to the Commonwealth                                  10 348              94              -            10 442
Interest rate swaps                                           (47 747)          20 027              -          (27 720)
Forward rate agreements                                              -           (368)             35             (333)
Futures                                                              -           (548)        (2 176)           (2 724)

Overseas
Commercial paper                                                66 516       (167 850)              -         (101 334)
Bonds                                                          366 743        (14 067)         60 702           413 378
Medium term notes                                                5 433        (10 591)            411           (4 747)
Private placement                                               12 373        (12 724)          (837)           (1 188)
Cross currency swaps                                            10 645          10 725              -            21 370
Forward exchange contracts                                           -         201 575        (3 832)           197 743

Other
Registration and issue costs                                     2 078               -              -             2 078
Commissions on futures                                           1 001               -              -             1 001
                                                           ------------------------------------------------------------
                                                             1 259 455          45 064        140 024         1 444 543
                                                           ------------------------------------------------------------

--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     13

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

3.       Management Fees

Management fees represent income earned from the management of various assets and liabilities. A further amount of $5.812 million (2002 $5.433 million) derived from interest rate margins on certain managed funds and pools has been included under interest income.

4.       Administration Expenses

                                                            2003           2002
                                                         $   000        $   000
-------------------------------------------------------------------------------

Salaries and related costs                                12 477         11 536
Consultant fees (i)                                        3 951          3 859
Outsourced services (ii)                                   1 056          1 100
Depreciation on property, plant and equipment              2 193          2 157
Computer and maintenance charges                             889            810
Property charges including rental                            909            997
External audit fees                                          273            292
Internal audit fees                                          474            280
Other administration expenses                              2 333          2 685
                                                        -----------------------
                                                          24 555         23 716
                                                        -----------------------
(i)  Consultants' Fees
     Legal costs professional/technical                    1 293          1 822
     Electicity modelling                                    933              -
     Information technology                                  433            257
     Contractors/secondment                                  850            651
     Finance/accounting                                       81            342
     Human resource management                               194            393
     Management                                                -            158
     Communications                                           91             87
     Other                                                    76            149
                                                        -----------------------
                                                           3 951          3 859
                                                        -----------------------
(ii) Outsourced Services
     Information services                                    626            635
     Registry charges                                         96            112
     Economic services                                       105             56
     Domestic and international clearing charges             125            190
     Bank charges                                             53             64
     Other                                                    51             43
                                                        -----------------------
                                                           1 056          1 100
                                                        -----------------------




--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     14

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

5.       Average Financial Assets' and Liabilities' Balance and Related Interest

The following tables show the average balance for each of the major categories of interest earning assets and interest bearing liabilities, the amount of interest revenue or expense and the average interest rate. Averages are based on monthly balances which are representative of QTC's operations during the relevant period.

                                                                                        2003
---------------------------------------------------------------------------------------------------------------------
                                                                        Total              Average            Average
                                                                     Interest              Balance               Rate
                                                                     $    000            $     000                  %
---------------------------------------------------------------------------------------------------------------------
Average Assets and Interest Income
Australia
Money market deposits                                                  39 751              983 384               4.04
Discount securities                                                   177 654            3 615 495               4.91
Commonwealth and State securities                                     109 017            1 968 264               5.54
Floating rate notes                                                    45 398              918 949               4.94
Fixed interest deposits and letters of credit                               -                    -                  -
Other investments                                                      10 787              163 452               6.60
Interest rate swaps                                                   (8 085)                    #                  #
Forward rate agreements                                                     -                    #                  #
Onlendings                                                          1 698 303           19 142 984               8.87
Operating rights                                                            -                    -                  -

Overseas
Medium term notes                                                       3 298               56 890           (1) 5.80
Floating rate notes                                                     1 100               55 993           (1) 1.97
Cross currency swaps                                                      409                    #                  #
                                                                -------------
                                                                    2 077 632
                                                                -------------
Average Liabilities and Interest Expense
Australia
Deposits                                                              166 527            3 551 606               4.69
Treasury notes                                                         38 274              837 963               4.57
Bonds                                                                 753 474           13 105 972               5.75
Floating rate notes                                                    23 890              502 446               4.75
Credit foncier loans                                                      535                5 988               8.93
State Debt to the Commonwealth                                          9 015              196 088               4.60
Interest rate swaps                                                    26 625                    #                  #

Overseas
Commercial paper                                                       30 505            1 415 942           (1) 2.15
Bonds                                                                 339 992            6 088 316               5.58
Medium term notes                                                      17 081              349 994           (1) 4.88
Private placement                                                      12 492              262 687           (1) 4.76
Cross currency swaps                                                      683                    #                  #
Forward contracts*                                                       (13)                    #                  #

Other
Registration and issue costs                                            1 825                    #                  #
Commissions on futures                                                  1 150                    #                  #
                                                                -------------
                                                                    1 422 055
                                                                -------------


*   Includes net foreign exchange loss of $0.013 million.
#   Not applicable
(1) A substantial proportion of these instruments is sourced in foreign currencies. All foreign currency exposure is hedged though the use of cross currency swaps and forward exchange contracts. The net exposure to foreign currencies is detailed in note 20(d). The average interest for these instruments should be read in conjunction with interest on cross currency swaps and forward exchange contracts.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     15

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

5. Average Financial Assets' and Liabilities' Balance and Related Interest continued

                                                                                       2002
----------------------------------------------------------------------------------------------------------------------
                                                                        Total              Average             Average
                                                                     Interest              Balance                Rate
                                                                     $    000            $     000                   %
----------------------------------------------------------------------------------------------------------------------
Average Assets and Interest Income
Australia
Money market deposits                                                  39 406              859 176                4.59
Discount securities                                                   140 200            3 008 297                4.66
Commonwealth and State securities                                     127 787            2 283 137                5.60
Floating rate notes                                                    36 798              735 209                5.01
Fixed interest deposits and letters of credit                               4                  268                1.50
Other investments                                                      13 229              198 737                6.66
Interest rate swaps                                                   (3 452)                    #                   #
Forward rate agreements                                                     -                    #                   #
Onlendings                                                            997 461           17 979 709                5.55
Operating rights                                                          547               29 553                1.85

Overseas
Medium term notes                                                       5 751               97 388            (1) 5.91
Floating rate notes                                                     4 048               71 955            (1) 5.63
Cross currency swaps                                                    (381)                    #                   #
                                                                 ------------
                                                                    1 361 398
                                                                 ------------

Average Liabilities and Interest Expense
Australia
Deposits                                                              149 257            3 259 949                4.58
Treasury Notes                                                         47 295            1 021 087                4.63
Bonds                                                                 612 366           10 699 790                5.72
Floating Rate Notes                                                    22 509              502 101                4.48
Credit foncier loans                                                      638                7 093                8.99
State Debt to the Commonwealth                                         10 348              242 438                4.27
Interest rate swaps                                                  (47 747)                    #                   #

Overseas
Commercial paper                                                       66 516            2 144 080            (1) 3.10
Bonds                                                                 366 743            6 497 891                5.64
Medium term notes                                                       5 433               97 043            (1) 5.60
Private Placement                                                      12 373              279 010            (1) 4.43
Cross currency swaps                                                   10 645                    #                   #
Forward contracts                                                           -                    #                   #

Other
Registration and issue costs                                            2 078                    #                   #
Commissions on futures                                                  1 001                    #                   #
                                                                 ------------
                                                                    1 259 455
                                                                 ------------

#   Not applicable

(1) A substantial proportion of these instruments is sourced in foreign currencies. All foreign currency exposure is hedged though the use of cross currency swaps and forward exchange contracts. The net exposure to foreign currencies is detailed in note 20(d). The average interest for these instruments should be read in conjunction with interest on cross currency swaps and forward exchange contracts.




--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     16

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

6.       Payment in Lieu of Income Tax


                                                                                            2003                2002
                                                                                            $000                $000
---------------------------------------------------------------------------------------------------------------------
(a)    The prima facie tax on operating surplus from ordinary activities is reconciled to the payment in lieu of income tax in the accounts as follows:

       Operating surplus from ordinary activities before payment in lieu of              60 098              42 610
       income tax
       Operating (surplus)/deficit from ordinary activities not subject to             (16 177)               2 925
       income tax (refer note 1(m))
                                                                               --------------------------------------
       Operating surplus from ordinary activities subject to income tax                  43 921              45 535
                                                                               --------------------------------------

       Prima facie amount payable on operating surplus from ordinary                      13 176              13 660
       activities subject to income tax at 30%:
       Tax effect of non-allowable items                                                       -                  34
                                                                               --------------------------------------
       Payment in lieu of income tax                                                      13 176              13 694
                                                                               --------------------------------------

(b)    Payment in lieu of income tax comprises amounts set aside as:

       Income tax attributable to current year                                            14 385              13 841
       Income tax attributable to future years:
       - Provision for deferred income tax                                                   382                   5
       - Future income tax benefit                                                       (1 591)               (152)
                                                                               --------------------------------------
       Payment in lieu of income tax                                                      13 176              13 694
                                                                               --------------------------------------

(c)    Provision for income tax movement:

       Balance at 1 July                                                                  49 075              35 234
       Payment in lieu of income tax attributable to current year                         14 385              13 841
       Payment in lieu of income tax to Queensland Treasury                             (49 000)                   -
                                                                               --------------------------------------
       Balance at 30 June                                                                 14 460              49 075
                                                                               --------------------------------------

(d)    Tax Assets:

       Future income tax benefit                                                           3 344               1 752
                                                                               --------------------------------------

(e)    Tax Liabilities:

       Provision for deferred income tax                                                     728                 345
       Provision for income tax                                                           14 460              49 075
                                                                               --------------------------------------
                                                                                          15 188              49 420
                                                                               --------------------------------------

7.       Cash Assets

Cash Assets includes only those funds held at bank and does not include money market deposits.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     17

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

8.       Other Financial Assets


                                               2003               2002
                                          $     000          $     000
----------------------------------------------------------------------

Australia
Money market deposits                     1 099 484            962 039
Discount securities                       2 743 835          3 258 622
Commonwealth and State securities*        2 108 553          2 176 414
Floating rate notes                         902 932            879 146
Other investments                           215 898            186 506
Interest rate swaps                         (4 498)            (9 165)
Forward rate agreements                       1 364                 18

Overseas##
Medium term notes                                 -             92 725
Floating rate notes                          47 955             58 096
Cross currency swaps                          3 876           (23 830)
                                     ---------------------------------
                                          7 119 399          7 580 571
                                     ---------------------------------

The total includes investments made to manage

o  deposits of $4 194.787 million (2002 $3 580.594 million),
o  surpluses and reserves of $208.566 million (2002 $194.644 million),
o cross border lease deferred income of $159.580 million (2002 $166.814 million),

The remaining investments are used to facilitate yield curve management or result from QTC borrowing in advance of requirements.

* QTC maintains holdings of its own stocks. These holdings have been excluded from both Other Financial Assets and Interest Bearing Liabilities (refer note
16).

## After accounting for derivatives, overseas investments result in exposure to foreign currencies of AUD Nil. (2002 AUD Nil).

9.       Receivables

                                                2003            2002
                                           $     000        $    000
--------------------------------------------------------------------

Cross border lease deferred benefit           33 139          30 863
Accrued interest and investment income           674           1 497
GST Receivable                                   528               -
Sundry debtors                                 1 501             890
                                          --------------------------
                                              35 842          33 250
                                          --------------------------




--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     18

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

10.      Onlendings

                                         Note                2003                2002
                                                         $    000          $      000
-------------------------------------------------------------------------------------
Government departments and agencies                     3 169 475           2 879 438
Government owned corporations                          11 113 956          10 301 820
Local government                                        2 866 752           2 703 446
Suncorp-Metway Limited(1)                                       -             314 738
Tollway Companies                                       1 068 682             981 362
QTC related entities(2)                                   542 123             557 239
Statutory bodies                                          685 380             421 139
Cooperative housing society loans                          48 669              80 674
   Provisions for impaired loans         11 & 12          (1 616)             (4 904)
Other bodies                                              177 105             184 947
                                                     --------------------------------
                                                       19 670 526          18 419 899
                                                     --------------------------------

(1)  Refer to note 29.

(2) Included in the above figure is an onlending to DBCT Holdings Pty Ltd to fund the purchase and lease of operating rights to the Dalrymple Bay Coal Terminal (refer note 14 and note 27). The onlending is offset by a deposit of $509 million (2002 $539 million) held by QTC on behalf of the lessee of the terminal (refer note 14).

11.      Provisions for Impaired Loans

                                                  2003              2002
Specific Provisions                           $    000           $   000
-------------------------------------------------------------------------

Opening Balance                                  4 904             8 127
Write back of provisions                         (702)             (889)
Bad debts written off                          (2 586)           (2 334)
                                            -----------------------------
Closing Balance                                  1 616             4 904
                                            -----------------------------


12.      Asset Quality

Impaired assets consist of non accrual loans and restructured loans in respect of co-operative housing societies. Non accrual loans are loans for which there is reasonable doubt about the recovery of principal and interest and therefore provisions for impairment are recognised. Restructured loans consist of loans where the original contractual terms have been modified as a concession to the borrowers and revised terms are not comparable with those for new loans of similar risk.

Past due loans are loans where principal and or interest are at least 90 days in arrears but full recovery of principal and interest is expected.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     19

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

12.      Asset Quality continued

The following table provides an analysis of QTC's impaired assets and related disclosures mentioned above. There were no restructured loans at 30 June 2003.


Non Accrual Loans                                           2003          2002
                                                            $000          $000
-------------------------------------------------------------------------------

With specific provisions                                   5 006        13 512
Less specific provisions for impaired loans                1 616         4 904
                                              ---------------------------------
Net non accrual loans                                      3 390         8 608
                                              ---------------------------------
Past due loans                                             2 172         2 560
                                              ---------------------------------


13.      Property, Plant and Equipment

                                                           2003           2002
                                                       $    000        $   000
-------------------------------------------------------------------------------

Gross property, plant and equipment                      44 514         10 903
Less accumulated depreciation                             7 774          7 625
                                              ---------------------------------
Net property, plant and equipment                        36 740          3 278
                                              ---------------------------------
Represented by
Information technology equipment                         11 112          7 983
Less accumulated depreciation                             5 438          5 321
                                              ---------------------------------
                                                          5 674          2 662
                                              ---------------------------------

Furniture, fittings and office equipment(1)              32 505          2 466
Less accumulated depreciation                             2 106          2 167
                                              ---------------------------------
                                                         30 399            299
                                              ---------------------------------
Property                                                    442              -
Less accumulated depreciation                                35              -
                                              ---------------------------------
                                                            407              -
                                              ---------------------------------
Machinery                                                   455            455
Less accumulated depreciation                               195            138
                                              ---------------------------------
                                                            260            317
                                              ---------------------------------
Net property, plant and equipment                        36 740          3 278
                                              ---------------------------------


(1) The increase in furniture, fittings and office equipment during 2002/2003 was due to assets purchased for the purpose of entering into an operating lease.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     20

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

13.      Property, Plant and Equipment continued

Reconciliations of the carrying amounts for each class of Property, Plant and Equipment are set out below:

--------------------------------------------------------------------------------------------------------------
                                                           Furniture,
Description                               Information    fittings and
                                           technology       office
                                           equipment      equipment       Property      Machinery       Total
                                              $000           $000           $000          $000           $000
--------------------------------------------------------------------------------------------------------------
Carrying Amount at 1/7/2002                  2 662            299              -           317          3 278
Acquisitions                                 5 183         30 278            441             -         35 902
Disposals                                    (247)              -              -             -          (247)
Depreciation                               (1 924)          (178)           (34)          (57)        (2 193)

                                    --------------------------------------------------------------------------
Carrying Amount at 30/6/2003                 5 674         30 399            407           260          36 740
                                    --------------------------------------------------------------------------

14.      Deposits

                                                     2003               2002
                                                 $    000          $     000
-----------------------------------------------------------------------------
Fund Management
Government departments and agencies             1 441 788          1 144 396
Government owned corporations                     850 653            518 045
Local government                                  868 838            538 954
Statutory bodies                                  368 682            306 841
QTC related entities                               33 042             45 039
Other depositors(1)                               585 080            618 638
                                              ------------------------------
                                                4 148 083          3 171 913

Stock lending                                      22 078            223 562
Repurchase agreements                              24 626            185 119
                                              ------------------------------
                                                4 194 787          3 580 594
                                              ------------------------------

(1) Includes a security deposit of $509 million (2002 $539 million) held on behalf of the lessee of the Dalrymple Bay Coal Terminal.

15.      Payables

                                                    2003              2002
                                               $     000         $     000
--------------------------------------------------------------------------

Cross border lease deferred income               159 580           166 814
Distribution to Consolidated Fund                 33 000                 -
Cross border lease payables                        2 659             2 659
Interest                                          21 722             2 567
Administration expenses                            8 292             2 795
GST Payable                                            -               190
Other creditors                                      347               419
                                              ----------------------------
                                                 225 600           175 444
                                              ----------------------------



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     21

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

16.      Interest Bearing Liabilities

                                                    2003                2002
                                                $    000          $      000
----------------------------------------------------------------------------
Australia
Treasury notes                                 1 041 672              64 956
Bonds                                         13 279 951          12 668 984
Floating rate notes                              504 524             502 683
Credit foncier loans                               6 706               7 653
State Debt to the Commonwealth                   182 285             213 475
Interest rate swaps                             (25 136)            (10 147)
Forward rate agreements                             (37)               (412)
                                            --------------------------------
                                              14 989 965          13 447 192
                                            --------------------------------
Overseas
Commercial paper (a)                             976 824           1 691 869
Bonds (b)                                      5 231 635           6 286 143
Medium term notes (c)                            698 433             246 386
Private placement                                240 324             295 798
Cross currency swaps                              24 212            (51 641)
Forward exchange contracts                        58 050             109 969
                                            --------------------------------
                                               7 229 478           8 578 524
                                            --------------------------------
                                              22 219 443          22 025 716
                                            --------------------------------

(a) Includes $132.233 million (2002 $79.371 million) of commercial paper borrowed in the Euro Australian dollar commercial paper markets.

(b) Consists of $5 231.635 million (2002 $6 286.143 million) of global bonds which are borrowed in the United States domestic and Euro bond markets in Australian dollars.

(c) Includes $565.739 million (2002 $230.706 million) borrowed in the United States domestic and Euro medium term note markets in Australian dollars.

The offshore sourced debt results in net exposure to the following currencies after accounting for derivatives. Details of QTC's exposure to foreign currencies and the derivatives used to hedge this exposure are disclosed in note 20(d).

                                                    2003                2002
                                                    $000                $000
-----------------------------------------------------------------------------
Australian dollars                              7 229 478          8 578 522
United States dollars                                   -                  2
                                            ---------------------------------
                                                7 229 478          8 578 524
                                            ---------------------------------


QTC borrowings are guaranteed by the Queensland Government under the Queensland Treasury Corporation Act 1988 and in respect of borrowings undertaken under the name of the Queensland Government Development Authority under the Statutory Bodies Financial Arrangements Act 1982. Other debt for which QTC has assumed debt service responsibility has been guaranteed under the appropriate Act which covered each borrowing at the time the loan was raised.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     22

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

17.      Provisions

                                                         2003             2002
                                                       $  000           $  000
-------------------------------------------------------------------------------

Employee entitlements                                   2 623            2 145
Basis Risk *                                                -           11 000
Other                                                      40               16
                                             ----------------------------------
                                                        2 663           13 161
                                             ----------------------------------

*  Refer note 1(h)


18.      Reserves

                                                         2003             2002
                                                         $000             $000
-------------------------------------------------------------------------------
General Reserve

Opening balance                                        39 082           33 982
Transfer from System Development Reserve                    -            5 100
                                             ----------------------------------
Closing balance                                        39 082           39 082
                                             ----------------------------------

Credit Risk Reserve

Opening balance                                         5 084            4 429
Transfer from Retained Surplus                            749              654
                                             ----------------------------------
Closing balance                                         5 833            5 083
                                             ----------------------------------

Basis Risk Reserve

Opening balance                                             -                -
Transfer from Retained Surplus                          6 500                -
                                             ----------------------------------
Closing balance                                         6 500                -
                                             ----------------------------------


System Development Reserve

Opening balance                                             -            5 100
Transfer to General Reserve                                 -          (5 100)
                                             ----------------------------------
Closing balance                                             -                -
                                             ----------------------------------
Total Reserves                                         51 415           44 165
                                             ----------------------------------

Movements during the year

General Reserve                                             -            5 100
System Development Reserve                                  -          (5 100)
Credit Risk Reserve                                       750              654
Basis Risk Reserve                                      6 500                -
                                             ----------------------------------
                                                        7 250              654
                                             ----------------------------------



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     23

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

19.      Notes to the Statement of Cash Flows

(a) Reconciliation of Operating Surplus after Payment in Lieu of Income Tax to Net Cash Inflow from Operating Activities

                                                                                 2003              2002
                                                                            $     000          $    000
-------------------------------------------------------------------------------------------------------
Operating surplus from ordinary activities after payment in lieu of
 income tax for year                                                           46 922            28 916

Non-cash flows in operating surplus
Interest bearing liabilities net unrealised (gain) loss                       404 398            45 606
Interest bearing liabilities net unrealised exchange (gain) loss              134 076           172 389
Onlendings net unrealised (gain) loss                                       (128 544)          (94 616)
Other financial assets net unrealised (gain) loss                            (28 039)          (19 028)
Other financial assets net unrealised exchange (gain) loss                        707           (1 993)
Deposits net unrealised (gain) loss                                                 2                 7
Operating rights net unrealised (gain) loss                                         -             6 826
Depreciation of property, plant and equipment                                   2 193             2 157
Net gain on sale of property, plant and equipment                                  45              (43)
Realised loan losses co-operative housing societies                               513               273
Doubtful debts expense co-operative housing societies                           (702)             (888)

Changes in assets and liabilities
Interest bearing liabilities net accrued interest                            (43 765)            13 611
Interest bearing liabilities net discount/premium                             158 704          (25 283)
Onlendings net accrued interest                                                 1 394           (3 242)
Onlendings net discount/premium                                                 2 511             6 906
Other financial assets net accrued interest                                   (5 860)            25 144
Other financial assets net discount/premium                                  (70 614)            74 253
Deposits net accrued interest                                                   (283)           (1 301)
Operating rights net accrued interest                                               -           (9 069)
Decrease (increase) in receivables                                            (2 816)           (1 941)
Decrease (increase) in prepayments                                               (40)               152
Increase (decrease) in payables                                                11 398           (1 946)
Increase (decrease) in provisions                                            (10 499)             2 053
Increase (decrease) in income tax equivalent payable                         (34 616)            13 841
Increase (decrease) in provision for deferred income tax                          383                 5
Increase (decrease) in other liabilities                                         (96)              (37)
Decrease (increase) in future income tax benefit equivalent                   (1 591)             (152)
                                                                      ---------------------------------
Net cash inflow (outflow) from operating activities                           435 781           232 600
                                                                      ---------------------------------

(b) Cash Flows Presented on a Net Basis

Cash flows arising from the following activities are presented on a net basis in the statement of cash flows:

o   loan advances to and redemptions from borrowing authorities
o   receipt and withdrawal of client deposits
o   money market and other deposits



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     23

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

20.      Financial Instruments and Risk Management

(a)      Derivative Financial Instruments

Derivatives namely swaps, forward rate agreements, futures and forward exchange contracts are used in the normal course of business for portfolio management purposes. They may be used to hedge exposure to fluctuations in interest rates or exchange rates, and to deliver either long term floating rate exposure or long term fixed rate exposure.

(b)      Interest Rate Risk

QTC is a portfolio manager and manages each portfolio based on a duration benchmark. To minimise the risk of non parallel yield curve movements, QTC allocates portfolio cash flows to a series of time periods and calculates the duration for each of these time periods against the benchmark duration for each of these periods.

QTC enters into interest rate swaps, forward rate agreements and futures contracts to assist in the management of interest rate risk.

In most instances, interest rate swaps are utilised to change the interest rate profiles of medium to long term fixed rate borrowings to floating rate borrowings at rates that are lower than those available to QTC if short term borrowings were utilised. It also ensures a medium to long term source of floating rate funding. At times, floating to fixed swaps are undertaken to generate a fixed rate term funding profile. Under interest rate swaps, QTC agrees with other parties to exchange at specified intervals the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount.

Forward rate agreements are used by QTC to lock in a guaranteed return on known cash flows as and when they fall due or to manage the duration of a particular pool or fund.

Futures contracts are used primarily for the same purpose as forward rate agreements. These contracts have little credit risk as organised exchanges are the counterparties.

QTC's exposure as at 30 June 2003 to interest rate risk and the effective interest rates of financial assets and financial liabilities are shown in the following table. All assets and liabilities are shown by the earlier of maturity or contractual repricing dates and at face value except for derivatives which are shown at notional amount and debt pool onlendings which are based on cash flows relating to the repayment of market value onlendings outstanding. Notional principal amounts of derivatives represent the contract or face value of these derivatives. The notional amounts do not represent amounts exchanged by parties. The amounts to be exchanged are calculated with reference to the notional principal and other terms of the derivatives including interest rates, exchange rate and securities' prices.

The weighted average effective interest rate is the rate effective as at 30 June 2003.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     25

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

20.    Financial Instruments and Risk Management continued

(b)      Interest Rate Risk continued

                                                As at 30 June 2003
                                         Contractual repricing/maturing date
------------------------------------------------------------------------------------------------------------------------
                                                                                                             Weighted
Financial               0 to 3      3 to 6      6 to 12       1 to 5       Over     Non interest              average
Instruments             months      months       months       years       5 years     bearing       Total       rate
                         $000        $000         $000         $000        $000         $000        $000         %
------------------------------------------------------------------------------------------------------------------------
Financial Assets

Australia

Cash Assets                    82           -            -            -           -            -          82    4.86
Money market deposits   1 095 218           -            -            -           -            -   1 095 218    4.81
Discount securities     2 743 654      10 000            -            -           -            -   2 753 654    4.83
Commonwealth and                -           -            -      501 000   1 379 834            -   1 880 834    4.93
State securities
Floating rate notes       899 432           -            -            -           -            -     899 432    5.15
Other investments          74 483           -       10 000      125 000           -            -     209 483    4.80
Receivables                     -           -            -            -           -       35 842      35 842     #
Onlendings                225 368     318 439      496 137    6 703 813  11 941 737            -  19 685 494    5.44

Overseas

Medium term notes               -           -            -            -           -            -           -
Floating rate notes             -      47 911            -            -           -            -      47 911   1.47*
                      --------------------------------------------------------------------------------------------------
Total financial         5 038 237     376 350      506 137    7 329 813  13 321 571       35 842  26 607 950
 assets
                      --------------------------------------------------------------------------------------------------

Financial Liabilities

Australia

Deposits              (4 194 681)           -            -            -           -            - (4 194 681)    4.86
Payables                        -           -            -            -           -     (66 020)    (66 020)     #
Tax liabilities                 -           -            -            -           -     (14 460)    (14 460)     #

Floating rate notes     (500 000)           -            -            -           -            -   (500 000)    4.74
Treasury notes          (995 000)    (50 000)            -            -           -            - (1 045 000)    4.72
Bonds                    (24 811)    (21 102)     (74 478)  (6 326 387) (5 929 700)            -(12 376 478)    4.87

Credit foncier loans          (9)         (1)        (130)        (529)     (4 595)            -     (5 264)    5.02
State debt to the       (181 019)           -            -            -           -            -   (181 019)    4.54
Commonwealth

Overseas
Commercial paper        (653 948)   (146 353)    (180 876)            -           -            -   (981 178)   1.78*
Bonds                           -           -            -  (2 444 867) (2 428 120)            - (4 872 987)    4.85
Medium term notes               -   (132 719)            -    (408 000)   (145 000)            -   (685 719)   4.01*
Private placement               -           -    (100 051)    (125 064)           -            -   (225 115)   0.09*
                      --------------------------------------------------------------------------------------------------
Total financial       (6 549 468)   (350 175)    (355 535)  (9 304 847) (8 507 415)     (80 480)(25 147 920)
liabilities
                      --------------------------------------------------------------------------------------------------
Derivatives
Futures                 (934 900)     900 000      100 000     (36 400)    (28 700)            -           -     #
Interest rate swaps     (462 420)     300 000       90 000      803 000   (646 329)            -      84 251     #
Forward rate            (150 000)     150 000            -            -           -            -           -     #
agreements
Forward exchange         (33 838)    (13 805)     (18 424)        2 417           -            -    (63 650)     #
contracts
Cross currency swaps    (191 304)    (66 325)      100 051      125 064           -            -    (32 514)     #
                      --------------------------------------------------------------------------------------------------
Total derivatives     (1 772 462)   1 269 870      271 627      894 081   (675 029)            -    (11 913)
                      --------------------------------------------------------------------------------------------------
Net mismatch          (3 283 694)   1 296 045      422 229  (1 080 953)   4 139 127     (44 638)   1 448 117
                      --------------------------------------------------------------------------------------------------
Cumulative mismatch   (3 283 694) (1 987 648)  (1 565 419)  (2 646 372)   1 492 755    1 448 117
                      --------------------------------------------------------------------------------------------------

# no rate applicable
* The weighted average rate for foreign currency denominated securities is the closing 30 June foreign currency interest rate for the particular security. All foreign currency borrowings and investments are hedged to Australian dollars through the use of forward exchange contracts and cross currency swaps resulting in a rate close to that achieved for similar instruments denominated in Australian dollars.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     26

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

20.    Financial Instruments and Risk Management continued

(b)      Interest Rate Risk continued

                                                         As at 30 June 2002
                                               Contractual repricing/maturing date
------------------------------------------------------------------------------------------------------------------------
                                                                                       Non                   Weighted
Financial               0 to 3      3 to 6      6 to 12      1 to 5       Over      interest                 average
Instruments             months      months       months       years      5 years     bearing      Total        rate
                         $000        $000         $000        $000        $000        $000        $000          %
                      --------------------------------------------------------------------------------------------------
Financial Assets

Australia

Cash assets                    48           -            -           -           -           -          48     4.86
Money markets             959 099           -            -           -           -           -     959 099     4.83
deposits
Discount securities     3 276 068           -            -           -           -           -   3 276 068     5.02
Commonwealth and                -           -            -     476 300   1 562 200           -   2 038 500     6.12
State securities
Floating rate notes       874 209           -            -           -           -           -     874 209     5.34
Other investments          61 051      10 000            -     110 000           -           -     181 051     5.45
Receivables                     -           -            -           -           -      33 250      33 250      #
Onlendings                218 750     483 141      573 402   7 149 848  10 001 067           -  18 426 208     6.32

Overseas

Medium term notes               -           -       88 550           -           -           -      88 550    2.02*
Floating rate notes             -      57 982            -           -           -           -      57 982    2.28*
                      --------------------------------------------------------------------------------------------------
Total financial
 assets                 5 389 225     551 123      661 952   7 736 148  11 563 267      33 250  25 934 965
                      --------------------------------------------------------------------------------------------------

Financial Liabilities

Australia

Deposits              (3 580 206)           -            -           -           -           - (3 580 206)     4.85
Payables                        -           -            -           -           -     (8 629)     (8 629)      #
Tax liabilities                 -           -            -           -           -    (49 075)    (49 075)      #
Floating rate notes     (500 000)           -            -           -           -           -   (500 000)     4.81
Treasury notes           (65 000)           -            -           -           -           -    (65 000)     4.72
Bonds                    (23 119)    (21 971)  (2 333 549) (2 446 718) (7 487 171)           -(12 312 528)     5.92

Credit foncier loans          (6)           -        (136)       (931)     (5 217)           -     (6 290)     6.11
State debt to the       (211 871)           -            -           -           -           -   (211 871)     4.70
Commonwealth

Overseas

Commercial paper        (816 682)   (388 225)    (499 684)           -           -           - (1 704 591)    2.16*
Bonds                           -           -  (1 412 422) (1 493 947) (3 231 273)           - (6 137 642)     5.89
Medium term notes               -           -     (15 939)   (230 000)           -           -   (245 939)     5.83
Private placement               -           -            -   (266 796)           -           -   (266 796)    0.14*
                      --------------------------------------------------------------------------------------------------
Total financial       (5 196 884)   (410 196)  (4 261 730) (4 438 392)(10 723 661)    (57 704)(25 088 567)
 liabilities
                      --------------------------------------------------------------------------------------------------

Derivatives

Futures                 (817 000)     300 000      500 000      27 000    (10 000)           -           -      #
Interest rate swaps   (2 400 093)   (410 000)    2 712 000     755 000   (656 907)           -           -      #
Forward rate              725 000 (1 300 000)      575 000           -           -           -           -      #
agreements
Forward exchange         (40 619)    (31 193)     (53 894)     (2 825)           -           -   (128 531)      #
contracts
Cross currency swaps    (116 631)    (57 982)     (88 550)     266 796           -           -       3 633      #
                      --------------------------------------------------------------------------------------------------
Total derivatives     (2 649 343) (1 499 175)    3 644 556   1 045 971   (666 907)           -   (124 897)
                      --------------------------------------------------------------------------------------------------
Net mismatch          (2 457 002) (1 358 248)       44 778   4 343 727     172 699    (24 454)     721 500
                      --------------------------------------------------------------------------------------------------
Cumulative mismatch   (2 457 002) (3 815 250)  (3 770 472)     573 255     745 954     721 500
                      --------------------------------------------------------------------------------------------------

#  no rate applicable
* The weighted average rate for foreign currency denominated securities is the closing 30 June foreign currency interest rate for the particular security. All foreign currency borrowings and investments are hedged to Australian dollars through the use of forward exchange contracts and cross currency swaps resulting in a rate close to that achieved for similar instruments denominated in Australian dollars.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     27

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


20.    Financial Instruments and Risk Management continued

(c)      Credit Exposure

Credit exposure is QTC's estimate of its potential loss at balance date in relation to derivative contracts and investments in the event of non-performance by all counterparties. The credit exposure for derivative contracts is calculated utilising the value at risk methodology which takes into account the current market value, duration, term to maturity and interest rate and/or exchange rate volatility. The credit exposure for investments is the market value at balance date provided in note 8. Credit risk exposures related to derivative financial instruments are listed below.


                                      Credit Exposure
                                           2003                    2002
                                           $000                    $000
------------------------------------------------------------------------

Interest rate swaps                     359 536                 313 426
Forward rate agreements                   1 128                  21 868
Forward exchange contracts               86 701                 156 009
Cross currency swaps                     70 853                 188 660
------------------------------------------------------------------------


Whilst there is a significant concentration of credit risk with the finance and investment industry, QTC limits exposures to individual counterparties based on the counterparty's rating and size. Counterparties for onlendings with the exception of Suncorp-Metway Ltd, cooperative housing societies and primary producer cooperatives are principally Queensland Government sector entities for which either an explicit government guarantee exists or there is implicit government support. There is a specific Queensland Government guarantee in place for the Suncorp-Metway Ltd loans.

QTC maintains a ratings based approach in determining maximum credit exposures to counterparties. The size of the balance sheet of the counterparty and the size of its fund raising programs are also taken into account when determining limits. Counterparty exposure by rating for all derivatives and investments is listed below.

                                Credit Exposure
Rating                             2003         2002
                                      %            %
-----------------------------------------------------
AAA                                  62           54
AA+                                   3            6
AA                                    6            9
AA-                                  15           24
A+                                   10            1
A                                     2            5
A-                                    2            1



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     28

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued



20     Financial Instruments and Risk Management continued

(d)      Foreign Exchange Risk Management

QTC enters into both forward exchange contracts and cross currency swaps to manage the exposure of foreign currency borrowings and offshore investments to fluctuations in exchange rates. QTC borrows offshore to gain access to additional sources of low cost funding and to diversify its exposure to investors.

The following table summarizes the hedging effect that cross currency swaps and forward exchange contracts have had on face value offshore borrowings and investments.

               Borrowings             Offshore         Cross Currency      Forward Exchange          Net Exposure
                                     Investments           Swaps               Contracts
-----------------------------------------------------------------------------------------------------------------------
                2003        2002     2003      2002      2003      2002       2003        2002        2003        2002
                $000        $000     $000      $000      $000      $000       $000        $000        $000        $000
USD        (657 579) (1 169 459)  47 907   146 532    (47 907) (146 532)   657 579   1 169 459           -           -
YEN        (357 834)   (266 796)        -         -   357 834   266 796          -           -           -           -
CHF                -    (19 034)        -         -         -         -          -      19 034           -           -
HKD         (52 826)   (376 912)        -         -         -         -     52 826     376 912           -           -
GBP                -    (54 101)        -         -         -         -          -      54 101           -           -
EUR        (128 485)    (21 024)        -         -         -         -    128 485      21 024           -           -
NZD          (8 739)           -        -         -         -         -      8 739           -           -           -
AUD      (5 559 487) (6 447 642)        -         - (342 437) (116 631)  (913 745) (1 766 235) (6 815 669) (8 330 508)
-----------------------------------------------------------------------------------------------------------------------

(e)      Liquidity Risk

Liquidity risk arises from the possibility that QTC may be unable to settle a transaction on the due date. QTC has an extensive range of funding facilities in place to prevent this situation from occurring (refer note 30).

(f)      Risk Management Policies

All portfolio management activities are conducted within Board approved policy. Robust systems are in place for the management of risk. Compliance is monitored closely. The financial risk management process, including credit reviews of counterparties and total credit exposure, is subject to review by the Risk Management Team (comprising management representatives) and the Risk Management Committee. The Risk Management Committee was established during 2002 and comprises the entire Board. Members of QTC's Risk Management Team are invited to attend Committee meetings as required.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     29

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


21.      Maturity Analysis of Monetary Assets and Liabilities

With the exception of debt pool onlendings and deposits, the maturity analysis below has been calculated based on cash flows relating to the repayment of the principal (face value) amount outstanding at balance date and contractual terms. Debt pool onlendings are based on cash flows relating to the payment of market value. Deposits on account of the Cash Fund and Working Capital Facility (11AM
Fund) are repayable at call whilst deposits held as security for stock lending and repurchase agreements are repayable when the security is lodged with QTC.

                                                     Maturity period at 30 June 2003
-------------------------------------------------------------------------------------------------------------------------
                             At call      0 to 3       3 to 12      1 to 5        Over 5          Not          Total
                              $000        months       months        years        Years         specified      $000
                                           $000         $000         $000          $000           $000
-------------------------------------------------------------------------------------------------------------------------
Assets

Other financial assets       1 095 218    2 904 137       83 731    1 053 804      1 749 642           -       6 886 532
Onlendings                           -      225 368      814 576    6 703 813     11 941 725           -      19 685 494
                           ----------------------------------------------------------------------------------------------
Total monetary assets        1 095 218    3 129 505      898 307    7 757 617     13 691 367           -      26 572 026
                           ----------------------------------------------------------------------------------------------

Liabilities

Deposits                     4 172 694       21 987            -            -              -           -       4 194 681
Interest bearing                     -    1 693 296    1 299 551    9 372 497      8 507 416           -      20 872 760
liabilities
                           ----------------------------------------------------------------------------------------------
Total monetary               4 172 694    1 715 283    1 299 551    9 372 497      8 507 416           -      25 067 441
 liabilities
-------------------------------------------------------------------------------------------------------------------------



                                                         Maturity period at 30 June 2002
-------------------------------------------------------------------------------------------------------------------------
                             At call      0 to 3       3 to 12      1 to 5        Over 5          Not          Total
                              $000         months       months      years         Years        specified       $000
                                            $000        $000        $000          $000          $000
-------------------------------------------------------------------------------------------------------------------------
Assets

Other financial assets         959 099    3 417 119      183 707    1 036 234      1 879 301          -        7 475 460
Onlendings                           -      218 750    1 056 543    7 149 848     10 001 067          -       18 426 208
                           ----------------------------------------------------------------------------------------------
Total monetary assets          959 099    3 635 869    1 240 250    8 186 082     11 880 368          -       25 901 668
                           ----------------------------------------------------------------------------------------------

Liabilities

Deposits                     3 356 940      223 266            -            -              -          -        3 580 206
Interest bearing                     -      911 300    5 146 451    4 544 400     10 848 506          -       21 450 657
liabilities
                           ----------------------------------------------------------------------------------------------
Total monetary               3 356 940    1 134 566    5 146 451    4 544 400     10 848 506          -       25 030 863
 liabilities
                           ----------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     30

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


22.      Concentrations of Borrowings and Deposits

There are no material concentrations of borrowings as these funds are raised from diversified sources through various facilities disclosed under funding facilities in note 30. Managed fund depositors are Queensland Government sector entities. These deposits are invested in either QTC's Cash Fund or Working Capital Facility (11AM Fund) which have a large core of liquid investments. Deposits for Stock Lending and Repurchase Agreements are invested in the Working Capital Facility (11AM Fund) which can be liquidated daily at no cost.

23.      Contingent Liabilities

The following contingent liabilities existed at balance date:

o A total of $641 million (2002 $1 181 million) of Queensland Treasury Corporation inscribed stock was lent to various financial institutions. These stock loans form part of QTC's total credit exposure to these financial institutions (refer note 25).

o With regard to certain cross border lease transactions, QTC has assumed responsibility for a significant portion of the transaction risk. If certain events occur, QTC could be liable to make additional payments under the transactions. However external advice and history to date indicate the likelihood of these events occurring is remote. In addition, QTC has provided certain guarantees and indemnities to various participants in the cross border lease transactions. Expert external advisors consider, that unless exceptional and extreme circumstances arise, QTC will not be required to make a significant payment under these guarantees and indemnities.

o To facilitate the merger of the former State owned financial institutions, Suncorp and QIDC with Metway Bank Ltd, QTC provided guarantees relating to certain obligations of the Queensland Government and Suncorp General Insurance Ltd. These guarantees are supported by counter indemnities from the Treasurer on behalf of the State of Queensland.

o QTC has provided guarantees relating to the trading activities of subsidiaries of Ergon Energy, Energex and Enertrade, Queensland Government owned corporations, in the National Electricity Market to the value of $398.9 million (2002 $410.4 million) which are supported by counter indemnities from these Queensland Government owned corporations.

o QTC has provided guarantees to the value of $132.8 million (2002 $153.4 million) to support the commercial activities of various Queensland public sector government entities. In each case, a counter indemnity has been obtained by QTC from the appropriate public sector entity.

o To provide support in relation to the sale by Tarong Electricity Corporation Ltd of a 50% share in the Tarong North Power Station, QTC provided a guarantee of certain payment obligations of Tarong Electricity Corporation Ltd under the transaction together with providing an irrevocable put option for 50% of the power station exercisable by the option holder under certain circumstances. This guarantee and put option are supported by an indemnity from Tarong Electricity Corporation Ltd and an indemnity from the Treasurer for and on behalf of the State of Queensland.



--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     31

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


24.      Commitments

Operating Lease Commitments

                                                   2003      2002
                                                   $000      $000
------------------------------------------------------------------

Payable

Not longer than 1 year                              865       922
Longer than 1 year but not longer than 5 years    2 887     2 004
Longer than 5 years                               3 146         -
                                                ------------------
                                                  6 898     2 926
                                                ------------------

25.      Stock Lending

In support of an active trading and pricing market for QTC stock, QTC lends stock to various financial institutions. QTC's stock lending policy ensures that all such transactions are covered by appropriate credit arrangements: credit limits; cash securities; or the lodgement of collateral securities.

Stock lent which forms part of QTC's exposure to a financial institution is reported as a contingent liability (refer note 23). In situations where the financial institution does not have an approved exposure or the limit of the exposure has been reached, the financial institution must either pledge stock which has a market value 10% greater than QTC stock, or deposit cash equivalent to the market value of QTC stock lent.

At 30 June 2003, there was no stock lent (2002 nil) in return for pledged stock whilst $20.2 million (2002 $219 million) of QTC stock was lent with cash held as security. Cash held was $22.078 million (2002 $223.562 million).

26.      Investments in Controlled Entities

Name of Entity                            Class of Shares        Equity Holding
                                                                 2003            2002
-----------------------------------------------------------------------------------------
Sunshine Locos Pty. Limited                   Ordinary           100%            100%
Financial Markets Services Group Pty Ltd      Ordinary              -             50%

Sunshine Locos Pty Limited company has issued capital of 2 ordinary shares of $1 each with two fully paid shares on issue. During the current financial year, Sunshine Locos Pty. Limited granted a number of bills of sale in favour of QR in respect of certain rolling stock. The granting of these bills of sale has no impact on the accounts of Sunshine Locos Pty Limited.

During the current financial year, QTC disposed of its 50% interest in Financial Markets Services Group Pty Ltd to QIC for $1 being the original cost.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     32

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued

27.      Investments in Companies

Investments in the following companies are held at cost:

--------------------------------------------------------------------------------------------------------------------
                                                            Beneficial       Voting   Beneficial             Voting
                                                              Interest       Rights     Interest             Rights
Name                                                              2003         2003         2002               2002
                                   Principal Activities              %            %            %                  %
--------------------------------------------------------------------------------------------------------------------
Queensland Treasury Holdings Pty   Holding company for a            40           24           40                 24
Ltd                                number of subsidiaries
                                   and investments

Nickel Resources North             Management of                    40           24           40                 24
Queensland Pty Limited *           investments

DBCT Holdings Pty Ltd*             Owns & leases bulk
                                   coal port facilities             20           12           20                 12
                                   in North Queensland

South East Queensland Water        Owns & operates bulk
Corporation *                      water storage facility
                                   in South East                     8          4.8            8                4.8
                                   Queensland


* Beneficial interest and voting rights in the company are held indirectly through QTC's holdings in Queensland Treasury Holdings Pty Ltd.

28.      Segment Information

QTC operates predominantly in the finance and investment industry through liability and fund management activities. Liability management activities relate to the borrowing of funds to finance the capital works programs of the State and the management of these borrowings so as to achieve the lowest cost to borrowers. The fund management activities of QTC relate to the investment of the short term surpluses of these bodies in order to achieve the highest possible return for a given level of risk.

QTC operates in Queensland, Australia.




--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     32

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


29.      Lending Facilities

Subordinated Note Facilities

Subordinated notes issued by Suncorp-Metway Ltd were extinguished during 2002/2003 (2002 $306 million). These notes were guaranteed by the Treasurer of Queensland and were purchased to facilitate the merger of the former State owned Queensland Industry Development Corporation and Suncorp Insurance and Finance with Metway Bank Limited.

30.      Funding Facilities

                                                      Face Value on Issue   Face Value on Issue
Facility                                                     30 June 2003          30 June 2002
                                       Limit                           $M                    $M
------------------------------------------------------------------------------------------------
Domestic Treasury Note                 Unlimited                  A$1 045                  A$65
Domestic A$ Bond                       Unlimited                 A$13 053              A$13 005
Global A$ Bond                         A$10 000M                  A$4 892               A$6 138
Multicurrency US Commercial Paper      US$1 500M                   US$135                US$180
Multicurrency Euro Commercial Paper    US$3 000M                   US$465                US$776
Multicurrency Euro Medium-Term Note    US$3 000M                   US$417                US$135
Multicurrency US Medium-Term Note      US$500M                          -                     -


31.      Remuneration of Officers

(a)    Remuneration of Board Members

The number of Board Members of the Corporation whose remuneration from the Corporation or any related party falls within the following bands:


                                        2003                  2002
-------------------------------------------------------------------
$20,000 - 29,999                           5                     5
$30,000 - 39,999                           -                     -
$40,000 - 49,999                           1                     1
$60,000 - 69,999                           1                     1
$70,000 - 79,999                           -                     -

The Chairman also has access to an office and secretarial support. Total remuneration paid, or payable, or otherwise made available, to all Board Members of the Corporation during the year was $0.249 million (2002 $0.257 million).



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Queensland Treasury Corporation         Consolidated Financial Statements     34

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


31. Remuneration of Officers continued

(b)      Remuneration of Executive Officers

Executive officers are those officers who are members of the Organisation Management Team involved in the strategic direction, general management or control of business at an organisational level.

The number of executive officers of the Corporation whose remuneration from the Corporation or related parties falls within the following bands:


                                        2003                            2002
-----------------------------------------------------------------------------
$100,000 - 109,999                         -                               1
$120,000 - 129,999                         1                               -
$130,000 - 139,999                         -                               1
$150,000 - 159,999                         1                               -
$160,000 - 169,999                         -                               1
$170,000 - 179,999                         1                               -
$200,000 - 209,999                         -                               2
$210,000 - 219,999                         2                              *1
$270,000 - 279,999                         1                               -
$400,000 - 409,999                         -                               1
$410,000 - 419,999                         1                               -


Total remuneration received or due and receivable from the Corporation by executive officers of the Corporation during the year was $1.584 million (2002 $1.448 million).

Executive officers' remuneration includes salary, superannuation and salary sacrificed benefits but excludes any at risk performance payments for which they may be eligible.

*  Excludes payments on resignation or termination.

32.      Related Party Information

The Queensland Treasury Corporation Capital Markets Board was established by Governor in Council on 29 August 1991. Persons holding the position of member of the Board are detailed below.

Members
--------------------------------------------------------------------------------

Sir Leo Hielscher Chairman
Mr Gerard Bradley Deputy Chairman
Mr Bernie Fraser
Ms Marian Micalizzi
Professor Bill Norton
Ms Elizabeth Nosworthy
Ms Shauna Tomkins




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Queensland Treasury Corporation         Consolidated Financial Statements     35

Notes to and Forming Part of the Financial Statements
For the year ended 30 June 2003 continued


32.    Related Party Information continued

In the ordinary course of business conducted under normal terms and conditions, QTC has transacted with:

o Department of State Development of which Sir Leo Hielscher is a Member of the Major Projects Advisory Committee

o    Queensland Treasury of which Gerard Bradley is Under Treasurer

o    Q Super of which Gerard Bradley is Chairman

o    Stanwell Corporation Limited of which Elizabeth Nosworthy is Chairman

o General Property Trust of which Elizabeth Nosworthy is a Director of its responsible entity GPT Management Limited

o    Prime Infrastructure Management Limited of which Elizabeth Nosworthy is
     Chairman

o    Queensland Investment Corporation of which Marian Micalizzi is a Director

o    Enertrade of which Marian Micalizzi is a Director

o PricewaterhouseCoopers to which Marian Micalizzi provides professional services

o Queensland University of Technology of which Stephen Rochester is a Member of the School of Economics and Finance's Advisory Committee

o Energex Retail Pty Ltd of which Stephen Rochester is an Advisor to the Trading Risk Management Committee


QTC's Chief Executive, Stephen Rochester, Gerard Bradley of Queensland Treasury, and Neil Castles, Co-Ordinator, Implementation QTC, are directors of Queensland Treasury Holdings Pty Ltd, Nickel Resources North Queensland Pty Ltd and SGH Limited.


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     36

--------------------------------------------------------------------------------

Certificate of the Queensland Treasury Corporation


The foregoing annual financial statements have been prepared pursuant to the provisions of the Financial Administration and Audit Act 1977 and other prescribed requirements.

We certify that in our opinion:

       (i) the prescribed requirements for establishing and keeping the accounts have been complied with in all material respects, and

       (ii) the foregoing annual financial statements have been drawn up so as to present a true and fair view, in accordance with prescribed accounting standards, of the transactions of the Queensland Treasury Corporation for the period 1 July 2002 to 30 June 2003 and of the financial position as at the close of that year.



G Garrett                   S R Rochester                  G P Bradley
Team Leader                 Chief Executive                Queensland Treasury
Corporate Services                                         Corporation






Brisbane
    August 2003


--------------------------------------------------------------------------------
Queensland Treasury Corporation         Consolidated Financial Statements     37

--------------------------------------------------------------------------------

                            Independent Audit Report
                       to Queensland Treasury Corporation

Scope

I have audited the general purpose financial statements of Queensland Treasury Corporation prepared by the Corporation for the financial year ended 30 June 2003 in terms of the section 46F of the Financial Administration and Audit Act 1977. The financial statements include the consolidated financial statements of the consolidated entity comprising Queensland Treasury Corporation and the entities it controlled at the year's end or from time to time during the year. The financial statements comprise the Statement of Financial Performance, Statement of Financial Position, Statement of Cash Flows, Notes to and Forming Part of the Financial Statements and certificates given by the Under Treasurer - Queensland Treasury as the corporation sole, Chief Executive and Team Leader Corporate Services.

The corporation sole is responsible for the preparation and the form of presentation of the financial statements and the information they contain. I have audited the financial statements in order to express an opinion on them.

The audit has been conducted in accordance with QAO Auditing Standards, which incorporate Australian Auditing Standards, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Audit procedure included the examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards so as to present a view which is consistent with my understanding of the Queensland Treasury Corporation and the consolidated entity's financial position, and performance as represented by the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In accordance with the section 46G of the Financial Administration and Audit Act 1977, I certify that I have received all the information and explanations I have required and, in my opinion-

o the prescribed requirements in respect of the establishment and keeping of accounts have been complied with in all material respects; and

o the statements have been drawn up so as to present a true and fair view, in accordance with prescribed accounting standards and other mandatory professional reporting requirements in Australia, of the transactions of the Queensland Treasury Corporation and the consolidated entity for the financial year 1 July 2002 to 30 June 2003 and of the financial position of the Queensland Treasury Corporation and the consolidated entity as at the end of that year.



L J SCANLAN, FCPA                                        Queensland Audit Office
Auditor-General of Queensland                                           Brisbane



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Queensland Treasury Corporation         Consolidated Financial Statements     38